Exhibit 10.1

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

STANDARD INDUSTRIAL/COMMERCIAL

MULTI-TENANT LEASE - NET

SHORELINE BUSINESS CENTER

FREMONT, CA

LANDLORD:

BKM SOUTH BAY 240, LLC

a Delaware limited liability company

AND

TENANT:

RANI THERAPEUTICS, LLC,

a California limited liability company

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

SUMMARY OF BASIC PROVISIONS

(the “Summary”)

A. Project:

Those certain two buildings located in Fremont, California, commonly known as Shoreline Business Center, consisting of approximately 84,115 square feet together with all improvements and facilities situated upon the land underlying the same, all as depicted on the Site Plan attached hereto as Exhibit B (collectively, the “Project”).

B. Building:	47703-47709 Fremont Blvd., Fremont, CA 94538 (the “Building”), as depicted on the Site Plan attached hereto as Exhibit B.
C. Premises:	47709 Fremont Blvd. in the Building as depicted on Exhibit A.
D. Commencement Date:	February 1, 2024, subject to Paragraph 3.
E. Expiration Date:	April 30, 2029, subject to Paragraph 3.
F. Rentable Area:	The rentable area of the Premises shall conclusively be deemed 33,340 rentable square feet.
G. Tenant’s Share:	39.64%, subject to Paragraph 4.
H. Base Rent:	From the Commencement Date through the Expiration Date, as further described in Paragraph 4, as follows:

From:	To:	Monthly Rent:
Month 1	Month 12	$95,019.00**
Month 13	Month 24	$98,819.76
Month 25	Month 36	$102,772.55
Month 37	Month 48	$106,883.45
Month 49	Month 60	$111,158.79
Month 61	Month 63	$115,605.14

**Notwithstanding anything to the contrary in the Lease, Landlord hereby conditionally excuses Tenant from the payment of Base Rent (only) for the first three (3) full calendar months of the Original Term (the “Abated Base Rent”), provided that Tenant pay all other charges under the Lease from and after the Commencement Date and provided further that Tenant shall not be in Breach of its obligations under the Lease. Should Tenant at any time during the Original Term (defined in Section 1.3) of the Lease be in Breach under the Lease and the Lease or Tenant’s right of possession is terminated as a result of such Breach, then all unamortized Abated Base Rent (i.e. based upon the amortization of the Abated Base Rent in equal monthly amounts, without interest, during the period commencing on the Commencement Date and ending on the original Expiration Date) so conditionally excused shall become immediately due and payable by Tenant to Landlord. If at the date of expiration of the Original Term of the Lease, Tenant has not so Breached, Landlord shall waive any payment of all such Abated Base Rent so conditionally excused.

Rent and Other Monies To Be Paid Upon Execution:

(a)
Base Rent: $95,019.00 for the fourth (4th) full calendar month of the Original Term.
(b)
Common Area Operating Expenses: $16,336.60 in Common Area Operating Expenses for the first (1st) full calendar month of the Original Term.
(c)
Security Deposit: $245,576.28 (“Security Deposit”). (See also Paragraph 5)
(d)
Total Due Upon Execution of this Lease: $356,931.88.

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

I. Additional Rent:

Tenant shall pay Tenant’s Share of Common Area Operating Expenses pursuant to Paragraph 4. Tenant’s Share of Common Area Operating Expenses is currently estimated to be $16,336.60 per month for the 2024 calendar year, subject to adjustment pursuant to Paragraph 4.

J. Agreed Use:

Advanced manufacturing, shipping and receiving, warehousing, office, research and development of biologics drugs and devices and all other legally permitted uses ancillary thereto, subject to Paragraph 6.

K. Security Deposit:	Two Hundred Forty-Five Thousand Five Hundred Seventy-Six and 28/100 dollars ($245,576.28), subject to Paragraph 5.

L. Parking:	Landlord shall provide Tenant the rights to ninety-nine (99) unreserved parking stalls, subject to Paragraph 2.5.

M. Broker (if any):	CBRE, Inc., (Sherman Chan), representing Landlord.

Cushman & Wakefield U.S., Inc., (Alex Lagemann), representing Tenant.

N. Exhibits:

Exhibit A (Floor Plan), Exhibit B (Site Plan), Exhibit C (Rules and Regulations), Exhibit D (Parking Rules), Exhibit E (Work Letter), Exhibit F (Sign Criteria), Exhibit G (Permitted Hazardous Substances), Exhibit H (Laboratory Equipment), and Exhibit I (Emergency Contacts).

O. Landlord’s Notice Address
(subject to Paragraph 23):	c/o BKM Capital Partners, L.P. 1701 Quail Street, Suite 100 Newport Beach, CA 92660 Attn: Asset Manager – Northern California

P. Tenant’s Notice Address
(subject to Paragraph 23):	On and after the Commencement Date:

The Premises
Attn: General Counsel

Q. Rent Payments:	All rent payments shall be made through Landlord’s online payment portal which may be accessed at the following link*:

[*]

*Landlord shall provide Tenant with specific instructions for using the online payment portal.

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

1.
Basic Provisions (“Basic Provisions”).
1.1
Parties: This Lease (“Lease”), dated for reference purposes only October 23, 2023 (the “Lease Reference Date”), is made by BKM SOUTH BAY 240, LLC, a Delaware limited liability company (“Landlord”), and RANI THERAPEUTICS, LLC, a California limited liability company (“Tenant”), (collectively the “Parties”, or individually a “Party”).

1.2(a) Premises: That certain portion of the Project (as defined below), including all improvements therein or to be provided by Landlord under the terms of this Lease, commonly known by the street address of 47709 Fremont Blvd. located in the City of Fremont, County of Alameda, State of CA with zip code 94538, as outlined on Exhibit A attached hereto (“Premises”) and consisting of 33,340 rentable square feet at “Shoreline Business Center”, an industrial business park consisting of two (2) buildings containing in the aggregate 84,115 rentable square feet. In addition to Tenant’s rights to use and occupy the Premises as hereinafter specified, subject to the rights reserved to Landlord under this Lease, Tenant shall have non-exclusive rights to any utility raceways of the building containing the Premises (“Building”) and to the Common Areas (as defined In Paragraph 2.7 below), but shall not have any rights to the roof, or exterior walls of the Building or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.” (See also Paragraph 2).

1.2(b) Parking: Ninety-nine (99) unreserved vehicle parking spaces. (See also Paragraph 2.5)

1.3 Term: 5 years, 3 months (“Original Term”) commencing February 1, 2024 (“Commencement Date”) and ending April 30, 2029 (“Expiration Date”). (See also Paragraph 3)

1.4 Base Rent: As set forth in the Summary (See also Paragraph 4). Tenant shall also be responsible for city and county rental taxes, if any.

1.5 Tenant’s Share: As set forth in the Summary (See also Paragraph 4).

1.6 Base Rent and Other Monies Paid Upon Execution: As set forth in the Summary.

1.7 Agreed Use: Advanced manufacturing, shipping and receiving, warehousing, office, research and development of biologics drugs and devices and all other legally permitted uses ancillary thereto. (See also Paragraph 6).

1.8 Guarantor. None.

1.9 Addendum & Exhibits: The Addendum and Exhibits set forth in the Summary hereby incorporated herein by this reference as if set forth in full herein.

2.
Premises.

2.1 Letting. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less.

2.2 Condition. Landlord shall deliver the Premises clean and free of debris in “AS-IS” condition. Notwithstanding anything contained in the Lease to the contrary, but subject to the remainder of this Section 2.2, Tenant acknowledges that Tenant has inspected and investigated the Premises, Building and Project and accepts the Premises, Building and Project in their existing condition “AS-IS”, “WITH ALL FAULTS”. However, notwithstanding the foregoing, Landlord agrees that the dock doors, roof, fire sprinklers, lighting and the base Building electrical, heating, ventilation and air conditioning and plumbing systems located in the Premises shall be in good working order as of the date Landlord delivers possession of the Premises to Tenant. Except to the extent caused by the acts or omissions of Tenant or any Tenant Parties (as defined in Section 2.5(d) below) or by any alterations or improvements performed by or on behalf of Tenant, if such systems or other items are not in good working order as of the date possession of the Premises is delivered to Tenant and Tenant provides Landlord with notice of the same within [*] days following the date Landlord delivers possession of the Premises to Tenant, Landlord shall be responsible for repairing or restoring the same at its sole cost and expense (and not as part of Common Area Operating Expenses). Tenant acknowledges that neither Landlord nor its agents have made any representations or warranties as to (i) the condition of the Premises, Building or Project or with respect to the functionality thereof or the suitability of any of the foregoing for the conduct of Tenant’s business, or (ii) whether the Premises, Building or Project are in compliance with federal, state or local laws, ordinances, codes or regulations or any covenants or restrictions of record (collectively, “Applicable Requirements”). Landlord shall deliver the Premises with the existing Clean Room and Laboratory Equipment (as defined in Section 41.1 below) in place in its then existing condition “AS-IS”, “WITH ALL FAULTS” and otherwise subject to the provisions of Section 41.1 below.

2.3 Acknowledgements. Tenant acknowledges that: (a) it has been advised by Landlord to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Act), and their suitability for Tenant’s intended use, (b) Tenant has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (c) neither Landlord nor Landlord’s agents have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease, and (d) that past uses of the Premises may no longer be allowed.

2.4 Tenant as Prior Owner/Occupant. The covenants made by Landlord in Paragraph 2 shall be of no force or effect if immediately prior to the Commencement Date Tenant was the owner or occupant of the Premises. In such event, Tenant shall be responsible for any necessary corrective work.

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

2.5 Vehicle Parking. Tenant shall be entitled to use the number of Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Landlord for parking. Tenant shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Landlord may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Landlord. In addition:

(a) Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.

(b) Tenant shall not service or store any vehicles in the Common Areas.

(c) If Tenant or the Tenant Parties (defined below) parks any vehicles at the Project in violation of this Lease, in addition to any other rights and remedies that Landlord may have, Landlord shall have the right to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

(d) All responsibility for damage and theft to vehicles and their contents is assumed by Tenant. Tenant shall repair or cause to be repaired, at Tenant’s sole cost and expense, any and all damage to any portion of the Premises caused by the use of the driveway or parking areas of the Premises by Tenant or Tenant’s agents, employees, partners, trustees, officers, directors, shareholders, members, beneficiaries, licensees, invitees, or any assignees, subtenants or assignees’ or subtenants’ agents, employees, contractors, servants, guests or independent contractors (collectively, “Tenant Parties”). Landlord shall not be liable to Tenant, nor shall this Lease be affected in any way, by reason of any moratorium, initiative, referendum, statute, regulation, or other governmental action which could in any manner prevent or limit the parking rights of Tenant hereunder. Any government charges or surcharges imposed relative to parking rights with respect to the Premises shall be payable by Tenant.

2.6 Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Premises that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant, and other tenants or occupants of the Project and their respective employees, agents, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.7 Common Areas - Tenant’s Rights. Landlord grants to Tenant, for the benefit of Tenant and the Tenant Parties, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

2.8 Common Areas - Rules and Regulations. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Tenant agrees to abide by and conform to all such Rules and Regulations, and shall use commercially reasonable efforts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Landlord shall not be responsible to tenant for the non-compliance with said Rules and Regulations by other tenants of the Project. The initial Rules and Regulations are attached hereto as Exhibit “C”.

2.9 Common Areas - Changes. Landlord shall have the right, in Landlord’s sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To designate other land outside the boundaries of the Project to be a part of the Common Areas;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate; provided that none of the foregoing materially and adversely interfere with the Agreed Use of, or Tenant’s access to, the Premises.

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

3.
Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3. If the Commencement Date falls on any day other than the first day of a calendar month then the term of the Lease will be measured from the first day of the month following the month in which the Commencement Date occurs. Within [*] business days after Landlord’s written request, Tenant shall execute a written confirmation of the Commencement Date and Expiration Date of the Term on Landlord’s standard form Commencement Date Memorandum. The Commencement Date Memorandum shall be binding upon Tenant unless Tenant objects thereto in writing within such [*] business day period.

3.2 Early Possession. If Landlord elects to permit Tenant to enter upon the Premises prior to the Commencement Date for the sole purpose of installing furniture, equipment or other personal property or any other purpose permitted by Landlord other than for the conduct of its business, such early entry shall be at Tenant’s sole risk and shall be subject to all the terms and provisions of this Lease, except that Tenant shall not be required to pay Base Rent or Tenant’s Share of Common Area Operating Expenses for any days of possession before the Commencement Date during which Tenant, with the approval of Landlord, is in possession of the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property. If Tenant takes possession of the Premises before the Commencement Date for any other purpose, such possession shall be subject to the terms and conditions of this Lease, including without limitation, Tenant’s obligation to pay Base Rent and Tenant’s Share of Common Area Operating Expenses. Any such early possession shall not advance the Expiration Date.

3.3 Delay In Possession. Landlord shall exercise commercially reasonable efforts to deliver possession of the Premises to Tenant by the Commencement Date. If for any reason Landlord cannot deliver possession of the Premises on the Commencement Date, Landlord will not be subject to any liability nor will the validity of this Lease be affected in any manner. Rather, the actual Commencement Date shall be delayed until delivery of possession in which event the Expiration Date shall be extended to include the same number of full calendar months as set forth in the Basic Provisions (plus any partial first month); provided, in the event delivery of possession is delayed by any act, omission or request of Tenant or any Tenant Parties, then the Premises shall be deemed to have been delivered (and the actual Commencement Date shall occur) on the earlier of the actual date of delivery or the date delivery would have occurred absent the number of days of such delay attributable to Tenant and the Term (as defined above in the Basic Provisions) shall then be for such number of full calendar months (plus any partial first month). Upon request made by Landlord following the Commencement Date, Tenant shall execute and deliver a commencement letter setting forth the actual Commencement Date, the date upon which the Term shall expire, and such other matters regarding the commencement of this Lease as Landlord shall request. Tenant’s failure to execute and return the commencement letter, or to provide written objection to the statements contained in the commencement letter, within [*] business days after the date of the commencement letter shall be deemed an approval by Tenant of the statements contained therein. Notwithstanding any of the foregoing to the contrary, so long as this Lease has been fully executed and Tenant has delivered to Landlord all required prepaid rents, the Security Deposit and required certificates of insurance, if Landlord has not delivered possession of the Premises on or before March 1, 2024 (the “Outside Delivery Date”), then Tenant, as its sole and exclusive remedy, shall have the option to terminate this Lease exercisable by giving written notice to Landlord within [*] business days following the Outside Delivery Date. Landlord and Tenant acknowledge and agree that: (i) the determination of the Outside Delivery Date shall take into consideration the effect of any delays caused by the acts or omissions of Tenant or any Tenant Party; and (ii) the Outside Delivery Date shall be postponed by the number of days the Outside Delivery Date is delayed due to force majeure events (as described in Section 40.7 below), however, in no event shall the Outside Delivery Date be delayed due to force majeure events beyond March 31, 2024.

3.4 Tenant Compliance. Landlord shall not be required to tender possession of the Premises to Tenant until Tenant complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Tenant shall be required to perform all of its obligations under this Lease from and after the Commencement Date, including the payment of Rent, notwithstanding Landlord’s election to withhold possession pending receipt of such evidence of insurance. Further, if Tenant is required to perform any other conditions prior to or concurrent with the Commencement Date, the Commencement Date shall occur but Landlord may elect to withhold possession until such conditions are satisfied.

4.
Rent.

4.1 Rent Defined. All monetary obligations of Tenant to Landlord under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2 Common Area Operating Expenses. Tenant shall pay to Landlord during the Term hereof, in addition to the Base Rent, Tenant’s Share (as specified in Paragraph 1.6) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the Term of this Lease.

(a) “Common Area Operating Expenses” are defined, for purposes of this Lease, as all costs incurred by Landlord relating to the ownership and operation of the Project, including, but not limited to, the following:

(i) Costs relating to the operation, repair, maintenance, in neat, clean, good order and condition, and, subject to subparagraph (e) below, the replacement, of the following:

(aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.

(bb) Exterior signs and any tenant directories.

(cc) Any fire sprinkler systems.

(ii) The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

(iii) The cost of trash disposal, pest control services, property management (including fees paid to an affiliate of Landlord), security services, owner’s association dues and fees, the cost to repaint the exterior of any structures and the cost of any environmental inspections.

(iv) Reserves set aside for maintenance and repair of Common Areas and Common Area equipment.

(v) Real Property Taxes (as defined in Section 10).

(vi) The cost of the premiums for the insurance maintained by Landlord (as defined in Paragraph 8).

(vii) Any deductible portion of an insured loss concerning the Project; provided, however, in the event that the Building is damaged by an earthquake (each, an “Earthquake Event”) and Tenant’s Proportionate Share of the earthquake insurance deductible for an Earthquake Event exceeds $[*], Tenant shall pay an initial amount equal to [*] of Tenant’s Proportionate Share of the earthquake insurance deductible for the applicable Earthquake Event (the “Initial Payment”), plus any amount in excess of the Initial Payment (such amount referred to herein as the “Excess Deductible Share”), which Excess Deductible Share shall be amortized over a period of [*] commencing the year following Tenant’s Initial Payment, with interest on the unamortized amount at [*] in excess of the Wall Street Journal prime lending rate announced from time to time. Tenant shall only pay the Initial Payment in the year incurred and thereafter pay only the amortized portion of such Excess Deductible Share in equal monthly installments during each remaining year of the Term (including any extension thereof) following the year in which the Initial Payment was made.

(viii) Auditors’, accountants’ and attorneys’ fees and costs related to the operation, maintenance, repair and replacement of the Project.

(ix) The cost of any capital improvement to the Building or the Project which is reasonably calculated to reduce Common Area Operating Expenses, required under any Applicable Requirements which were not applicable to the Building (as then interpreted and enforced) as of the date of this Lease, or for fire sprinklers and suppression systems and other life safety systems; provided, however, that Landlord shall allocate the cost of any such capital improvement over the reasonable useful life as reasonably determined by Landlord in accordance with generally accepted accounting principles and Tenant shall not be required to pay more than Tenant’s Share of 1 divided by the number of months in such reasonable useful life thereof as reasonably determined by Landlord times the cost of such capital improvement in any given month.

(x) The cost of any other services to be provided by Landlord that are stated elsewhere in this Lease to be a Common Area Operating Expense.

(b) Common Area Operating Expenses shall not include the cost of replacing the roof structure or other structural components, foundations, and load bearing exterior walls, or any expenses paid by any Tenant directly to third parties, or as to which Landlord is otherwise reimbursed by any third party, other tenant, or insurance proceeds. The following are also excluded from Common Area Operating Expenses: (i) the depreciation of the Building and other real property structures on the Project; (ii) except as specifically provided in Paragraph 4.2(a)(ix), any capital improvement costs; (iii) except to the extent included in Common Area Operating Expenses as provided Paragraph 4.2(a)(ix), interest, principal, points and fees on debt or amortization payments on any mortgage or deed of trust or any other debt instrument encumbering the Building, Project or Property or the land on which the Building or Project is situated; (iv) ground lease rental; (v) reserves not spent by Landlord by the end of the calendar year for which Common Area Operating Expenses are paid; (vi) all bad debt loss, rent loss, or reserves for bad debt or rent loss; (vii) costs in connection with leasing space in the Building, including brokerage commissions, brochures and marketing supplies, legal fees in negotiating and preparing lease documents; (viii) all costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the common areas of the Building); (ix) any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Substances (hereinafter defined) existing as of the date of this Lease in or about the Building, common areas or Project except to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Building (x) costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed for such costs by insurance proceeds, contractor warranties, guarantees, judgments or other third party sources; (xi) the cost of complying with any Applicable Requirements in effect (and as interpreted and enforced) on the date of this Lease, provided that if any portion of the Building that was in compliance with all Applicable Requirements on the date of this Lease becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Building into compliance shall be included in Common Area Operating Expenses unless otherwise excluded pursuant to the terms hereof; (xii) any “tenant allowances”, “tenant concessions” and other costs or expenses incurred in fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for lessees or other occupants of the Building, or vacant leaseable space in the Building, except in connection with general maintenance and repairs provided to the tenants of the Building in general; (xiii) salaries for employees whose time is not spent directly and solely in the operation of the Project, provided that if any employee performs services in connection with the Project and other project, costs associated with such employee may be proportionately included in Common Area Operating Expenses based on the percentage of time such employee spends in connection with the operation, maintenance and management of the Project; (xiv) all costs associated with the operation of the business of the entity which constitutes “Landlord” (as distinguished from the costs of operating, maintaining, repairing and managing the Building) including, but not limited to, Landlord’s or Landlord’s managing agent’s general corporate overhead and general administrative expenses; (xv) sums (other than management fees which are included in Common Area Operating Expenses, subject to (xvi) below) paid to subsidiaries or other affiliates of Landlord for services on or to the Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience; (xvi) management fees for the Building (expressed as a percentage of gross receipts for the Building and the Project) in excess of [*] ([*]%) of such gross receipts; and (xvii) Landlord’s charitable and political contributions.

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

(c) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Premises, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Premises, Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Landlord to all buildings in the Project.

(d) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Landlord to either have said improvements or facilities or to provide those services unless the Project already has the same, Landlord already provides the services, or Landlord has agreed elsewhere in this Lease to provide the same or some of them.

(e) Tenant’s Share of Common Area Operating Expenses will be equal to each calendar year’s total Common Area Operating Expenses multiplied by Tenant’s Share. Estimated payments shall be made monthly on or before the first day of each calendar month each in the amount of Landlord’s then current estimate as outlined below. Tenant’s Share will be prorated for partial months. All Common Area Operating Expenses which vary due to occupancy will be adjusted, at the election of Landlord, to reflect [*] during any calendar year in which the Project is not fully occupied.

(f) Tenant’s Share of Operating Expenses shall be determined and paid as follows:

(i) Tenant’s Common Area Operating Expense estimates: As soon as is practical following the end of each calendar year, Landlord will provide Tenant with a determination (which determination shall be broken down by category of expenses) of: (a) Tenant’s annual share of estimated Common Area Operating Expenses for the then current calendar year; (b) Tenant’s monthly Common Area Operating Expense estimate for the then current year; and, (c) Tenant’s retroactive estimate correction billing (for the period of January 1st through the date immediately prior to the commencement date of Tenant’s new monthly Common Area Operating Expense estimate) for the difference between Tenant’s new and previously billed monthly Common Operating Expense estimates for the then current year.

(ii) Tenant’s Share of actual annual Common Area Operating Expenses: Each year, Landlord will provide Tenant with a determination reflecting the total Common Area Operating Expenses for the previous calendar year. If the total of Tenant’s Common Area Operating Expense estimates billed for the previous calendar year are less than Tenant’s Share of the actual Common Area Operating Expenses, the determination will indicate the payment amount and date due. If Tenant has paid more than Tenant’s Share of Common Area Operating Expenses for the preceding calendar year, Landlord will credit the overpayment toward Tenant’s future Common Area Operating Expense obligations, or if this Lease has terminated, refund such overpayment to Tenant within [*] days after the expiration of the Term. Monthly Common Area Operating Expense estimates are due on the first day of each month and shall commence in the month specified by Landlord. Tenant’s retroactive estimate correction, and actual annual Common Area Operating Expense charges, if any, shall be due, in full, on within [*] days of delivery of an invoice by Landlord.

(g) Tenant, within [*] days after receiving Landlord’s determination of Common Area Operating Expenses, may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Operating Expenses (excluding Real Property Taxes) for the calendar year to which the statement applies. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state where the Project is located. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Within [*] days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Common Area Operating Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the [*] day period or fails to provide Landlord with a Review Notice within the [*] day period described above, Tenant shall be deemed to have approved Landlord’s determination of Common Area Operating Expenses and shall be barred from raising any claims regarding Common Area Operating Expenses for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. If Landlord and Tenant determine that actual Common Area Operating Expenses for the Building for the year in question were less than stated by more than [*] percent ([*]%), Landlord, within [*] days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant; provided, however, that in no event shall Landlord be obligated to reimburse Tenant for costs in excess of $[*]. If Landlord and Tenant determine that Common Area Operating Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Tenant’s Share of Common Area Operating Expenses in the amount of the overpayment by Tenant, or if this Lease has terminated, refund such overpayment to Tenant within [*] days after the expiration of the Term. Likewise, if Landlord and Tenant determine that Common Area Operating Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within [*] days. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Common Area Operating Expenses unless Tenant has paid and continues to pay all Rent when due.

4.3 Payment. Tenant shall cause payment of Rent to be received by Landlord in lawful money of the United States, without notice, offset or deduction, on or before the first day of each calendar month during the Term. In the event that any statement or invoice prepared by Landlord is inaccurate such inaccuracy shall not constitute a waiver and Tenant shall be obligated to pay the amount set forth in this Lease. Rent for any period during the Term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Acceptance of a payment which is less than the amount then due shall not be a waiver of Landlord’s rights to the balance of such Rent, regardless of Landlord’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Tenant to Landlord is dishonored for any reason, Landlord, at its option, may require all future Rent be paid by cashier’s check, money order or electronic payment. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest; then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

4.4 Payment Instructions. Notwithstanding anything to the contrary contained in this Lease, all Rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord in the manner as designated in the Summary, or to such other persons and/or at such other places or by such other means as Landlord may hereafter designate in writing.

4.5 Triple Net Lease. It is intended that this Lease be an absolute bondable, “triple net lease,” and that the Rent will be paid hereunder by Tenant on account of any period within the Term without any deduction or offset whatsoever by Tenant, foreseeable or unforeseeable, but shall be subject to the exclusions to Common Area Operating Expenses set forth in Paragraph 4.2(b) above. Except as expressly provided to the contrary in this Lease, Landlord shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with this Lease or the ownership, construction, maintenance, operation or repair of the Premises.

5.
Security Deposit. Tenant shall deposit with Landlord upon execution hereof the Security Deposit as security for Tenant’s full and faithful performance of its obligations under this Lease. If (a) a Breach by Tenant occurs in the payment or performance of any of the terms, covenants or conditions of this Lease, including the payment of Rent, or (b) Tenant fails to make any installment of Rent within [*] business days after the same is due (without any obligation on the part of Landlord to provide Tenant written notice of such failure), Landlord may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due to Landlord, for Rents which will be due in the future, and/ or to reimburse or compensate Landlord for any liability, expense, loss or damage which Landlord may suffer or incur by reason thereof. If Landlord uses or applies all or any portion of the Security Deposit, Tenant shall within [*] days after written request therefor deposit monies with Landlord sufficient to restore said Security Deposit to the full amount required by this Lease. Should the Agreed Use be amended to accommodate a material change in the business of Tenant or to accommodate a subtenant or assignee, Landlord shall have the right to increase the Security Deposit to the extent necessary, in Landlord’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. Landlord shall not be required to keep the Security Deposit separate from its general accounts. Within [*] days after the expiration or termination of this Lease, Landlord shall return that portion of the Security Deposit not used or applied by Landlord. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Tenant under this Lease. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Applicable Requirements now or hereinafter in effect (provided that Tenant’s waiver shall not include a waiver of the provisions of Section 1950.7(b) regarding the priority of Tenant’s claim to the Security Deposit), and agrees that the provisions of this Section 5 shall govern the treatment of Tenant’s Security Deposit in all respects for this Lease.
6.
Use.

6.1 Use. Tenant shall use and occupy the Premises only for the Agreed Use, and for no other purpose. Tenant shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that emits odors or vibrations or disturbs occupants of or causes damage to neighboring premises or properties or in a manner that is unlawful or in violation of any Applicable Requirements, conflicts with or is prohibited by the terms and conditions of this Lease or the Rules and Regulations (defined below). Other than guide, signal and seeing eye dogs, Tenant shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Tenant shall not bring upon the Premises or any portion of the Building or use the Premises or permit the Premises or any portion thereof to be used for the growing, manufacturing, administration, distribution (including without limitation, any retail sales), possession, use or consumption of any cannabis, marijuana or cannabinoid product or compound, regardless of the legality or illegality of the same. Tenant shall comply with all Applicable Requirements applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or any alterations, additions or improvements performed on or on behalf of Tenant or otherwise triggered by the acts of omissions of Tenant or any Tenant Party, all at Tenant’s sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.

6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof, any explosive, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “infectious wastes”, “hazardous materials”, or “toxic substances” now or subsequently regulated under any federal, state or local laws, regulations or ordinances, including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Subject to Tenant’s use of the Permitted Hazardous Substances (defined below) and the remainder of this Paragraph 6.2(a), Tenant and the Tenant Parties shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances, or bring Hazardous Substances onto the Premises, Building or the Project, without the express prior written consent of Landlord and timely compliance (at Tenant’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may use any ordinary and customary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may condition its consent to any Reportable Use upon receiving such additional assurances as Landlord reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit. Notwithstanding anything to the contrary contained herein, Landlord hereby consents to the use and storage of the Hazardous Substances set forth in Exhibit G attached hereto (the “Permitted Hazardous Substances”), provided that such Permitted Hazardous Substances are used in the ordinary course of Tenant’s business at the Premises, are handled and stored at all times in compliance with all Applicable Requirements and so long as Tenant complies with the terms and conditions of this Lease with respect to the handling, use and storage of such Permitted Hazardous Substances at all times. From time to time during the Term of this Lease and any extension thereof, Tenant shall provide Landlord with copies of any and all Hazardous Substances plans, reports and filings that Tenant is required to deliver to applicable regulatory and/or governmental authorities with respect to the Premises and/or the operation of Tenant’s business at the Premises. Tenant shall deliver such copies to Landlord within [*] days following Tenant’s delivery of such plans, reports and filings to such applicable regulatory or governmental authority. Landlord will not unreasonably withhold its consent to any additional Hazardous Substances which Tenant desires to use and store at the Premises so long as Tenant demonstrates and documents to Landlord's reasonable satisfaction (i) that such Hazardous Substances (A) are necessary or useful to Tenant's business; and (B) will be used, kept, and stored in compliance with all Applicable Requirements applicable to any Hazardous Substances so brought or used or kept in or about the Premises; and (ii) that Tenant will give all required notices concerning the presence in or on the Premises or the release of such Hazardous Substances from the Premises.

(b) Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Landlord, Tenant shall immediately give written notice of such fact to Landlord, and provide Landlord with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance. Tenant shall provide Landlord with a written list identifying any Hazardous Materials then used, stored or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any Material Safety Data Sheet (“MSDS”) issued by the manufacturer thereof, written information concerning the removal, transportation, and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Environmental Laws. Landlord, at its option, and at Tenant’s expense, may cause an engineer selected by Landlord, to review (1) Tenant’s operations including materials used, generated, stored, disposed, and manufactured in Tenant’s business; and (2) Tenant’s compliance with terms of this Paragraph. Tenant shall provide the engineer with such information reasonably requested by the engineer to complete the review. The first such review may occur prior to or shortly following the commencement of the Term of this Lease. Thereafter, such review shall not occur more frequently than once each year unless cause exists for some other review schedule.

(c) Tenant Remediation. Tenant and the Tenant Parties shall not cause, permit or suffer any Hazardous Substance to be spilled or released in, on, under, or about the Premises, Building or Property (including through the plumbing or sanitary sewer system) and shall promptly, at Tenant’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Tenant or any Tenant Parties, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease.

(d) Tenant Indemnification. Tenant shall indemnify, defend and hold Landlord, its agents, employees, lenders, trustees, members, beneficiaries, officers, partners, directors and ground lessors, if any (collectively, the “Landlord Parties”), harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant, or any third party during the Term or any period of access or possession granted to Tenant prior to the Term or any period of holding over by the Tenant following the expiration or earlier termination of the Term (other than the Prior Tenant (as defined in Section 41.3 below or Landlord’s contractors, agents or employees), provided, however, that Tenant shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project not caused or contributed to by Tenant. Tenant’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. The provisions of this Paragraph 6.2(d) shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement.

(e) Investigations and Remediations. Landlord shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Tenant taking possession, unless such remediation measure is required as a result of Tenant’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Tenant shall be responsible for such payment. Tenant shall cooperate fully in any such activities at the request of Landlord, including allowing Landlord and Landlord’s agents to have reasonable access to the Premises at reasonable times in order to carry out Landlord’s investigative and remedial responsibilities.

(f) Pre-existing Conditions. As of the date hereof, to Landlord’s actual knowledge, Landlord has not received written notice from any governmental agencies that the Building is in violation of any Applicable Requirements with respect to Hazardous Substances at the Building or Project. For purposes of this Paragraph, “Landlord’s actual knowledge” shall be deemed to mean and limited to the current actual knowledge of William Martin, Associate Director, Asset Management, at the time of execution of this Lease and not any implied, imputed, or constructive knowledge of said individual or of Landlord or Landlord’s officers, directors, employees or agents or any other party related to Landlord and without any independent investigation or inquiry having been made or any implied duty to investigate or make any inquiries; it being understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby. Notwithstanding anything to the contrary contained in this Lease, including, without

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

limitation, this Section 6, Tenant shall not be liable for any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Substances existing in the Premises prior to the date Landlord tenders possession of the Premises to Tenant, including, without limitation, Hazardous Substances in the ground water or soil (“Pre-Existing Hazardous Substances”), except to the extent that any of the foregoing results directly or indirectly from any act or omission by Tenant or any of Tenant’s contractors, employees, agents or invitees or any Pre-Existing Hazardous Substances disturbed, distributed or exacerbated by Tenant or any of Tenant’s contractors, employees, agents or invitees.

6.3 Tenant’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Tenant shall, at Tenant’s sole expense, fully, diligently and in a timely manner, comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord’s engineers and/or consultants which relate in any manner to such Applicable Requirements, without regard to whether said Applicable Requirements are now in effect or become effective after the Commencement Date. Tenant shall, within [*] days after receipt of Landlord’s written request, provide Landlord with copies of all permits and other documents, and other information evidencing Tenant’s compliance with any Applicable Requirements specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Tenant or the Premises to comply with any Applicable Requirements. Likewise, Tenant shall immediately give written notice to Landlord of Tenant’s knowledge of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4 Inspection; Compliance. Landlord and Landlord’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease. The cost of any such inspections shall be paid by Landlord, unless a violation of Applicable Requirements attributable to Tenant, or a hazardous substance condition not caused by Landlord or its contractors, agents or employees is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority and not in connection with any hazardous substance condition caused by Landlord or its contractors, agents or employees. In such case, Tenant shall upon request reimburse Landlord for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Tenant shall provide copies of all relevant material safety data sheets (MSDS) to Landlord.

7.
Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.

7.1 Tenant’s Obligations.

(a) In General. Subject to the provisions of Paragraph 7.2, Tenant shall, at Tenant’s sole expense, keep the Premises, Utility Installations (intended for Tenant’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities located in or exclusively serving the Premises, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, and plate glass. Tenant, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. As part of its obligations hereunder, Tenant shall at all times keep and maintain the Premises in a clean, safe and sanitary condition and shall at its sole cost and expense, comply with all cleaning protocols and ordinances promulgated by any governmental authority having jurisdiction over the Premises. Tenant’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair, reasonable wear and tear excepted. Notwithstanding anything to the contrary contained herein, Tenant shall maintain, repair and surrender the Laboratory Equipment (as defined in Section 41.1 below) in accordance with the terms and provisions of Section 41.1. Any such maintenance and repairs will be performed by contractors reasonably approved by Landlord. The parties agree that Landlord’s approval of any such contractors shall not be considered to be unreasonably withheld if any such contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required pursuant to the terms of this Lease, (c) does not have the ability to be bonded for the work in an amount of no less than [*] percent ([*]%) of the total estimated cost of such work, or (d) is not licensed as a contractor in the state/municipality in which the Premises is located.

(b) Service Contracts. Tenant shall, at Tenant’s sole expense, procure and maintain contracts, with copies to Landlord, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler and pressure vessels, (iii) clarifiers, and (iv) compressors. Copies of such contracts shall be delivered to Landlord within [*] days following the Commencement Date. Should Tenant fail to maintain such contracts, and such failure shall continue after the expiration of any applicable notice and cure periods under this Lease, Landlord reserves the right, upon notice to Tenant, to procure and maintain any or all of such service contracts, and Tenant shall reimburse Landlord, upon demand, for the cost thereof.

(c) Failure to Perform. If Tenant does not perform required maintenance or repairs within any applicable notice and cure period, Landlord shall have the right, without waiver of Default or of any other right or remedy, to perform such obligations of Tenant on Tenant’s behalf, and Tenant will reimburse Landlord for any costs incurred, together with an administrative fee in an amount equal to 15% of the cost of the repairs, immediately upon demand.

(d) Replacement and Repair Cap. If an item described in Paragraph 7.1(b)(i), (ii) or (iii) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then, provided that (i) Tenant has properly and in good faith consistently maintained and repaired such item, and (ii) the need for any such replacement does not arise from the negligent acts or omissions of Tenant or any Tenant Parties or the abuse or misuse by Tenant or any Tenant Parties, such item shall be replaced by Landlord, and Tenant shall reimburse Landlord for such cost and expense by payments of monthly Rent in an amount that would fully amortize such cost and expense as of the date such expense is incurred, over the projected useful life of the item being replaced, as reasonably determined by Landlord in accordance with generally accepted accounting

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

principles. Such additional Rent obligation shall continue until such cost and expense is fully amortized or until the expiration of the Term, as it may be extended from time to time, whichever comes first. Tenant shall pay Interest on the unamortized balance but may prepay its obligation at any time. The foregoing shall only apply to the boiler and pressure vessels located within the Building and not with respect to any boilers located on the concrete pad outside the Building, if any. In addition to the foregoing and notwithstanding anything to the contrary set forth in this Lease, Tenant’s obligation with respect to the costs and expenses associated with Tenant’s repair and maintenance of the heating, ventilation and air conditioning units existing in and exclusively serving the Premises as of the date of this Lease, as further described below (collectively, the “HVAC Unit”), shall not exceed a total amount equal to $25,000.00 per HVAC Unit per calendar year (the “HVAC Cap”), and subject to the remainder of this Section 7.1(d), Landlord shall be responsible for any such costs in excess of the HVAC Cap. The HVAC Units are described and identified as follows: (1) Unit AHU-1, Trane Model Number SXHLF70, Serial Number C16F04334, (2) Unit AHU-2Trane Model Number SXHLF50, Serial Number C16F04335, and (3) Unit AHU-3, Trane Model Number SXHLF50, Serial Number C16F04333. The HVAC Cap shall not apply to (a) any repair and maintenance obligations which are covered by Tenant’s preventative maintenance/service contract or would have been covered if Tenant had procured and maintained a preventative maintenance/service contract as required pursuant to Section 7.1(b) above, or (b) to any repair and/or maintenance necessitated by the negligent acts or omissions of, or abuse or misuse by, Tenant or any Tenant Parties. Prior to performing any such repair or maintenance to a HVAC Unit, Tenant shall notify Landlord in writing (“Tenant’s HVAC Repair Notice”) of the necessity of such repairs or maintenance and Tenant’s estimated cost thereof. Landlord, at its sole option, may investigate the type and necessity of any such contemplated repair or maintenance item, and procure a cost estimate of repairs or maintenance necessary to enable the applicable HVAC Unit to operate in a good, safe and satisfactory condition. Landlord may elect to perform any such repair or maintenance of the applicable HVAC Unit by providing written notice of such election within [*] days of receiving Tenant’s HVAC Repair Notice. In the event Landlord elects to perform or have its contractors perform any such repair or maintenance of such HVAC Unit, Tenant shall reimburse Landlord its costs and expenses incurred in performing such repair and maintenance of such HVAC Unit up to an amount equal to the HVAC Cap applicable to such HVAC Unit. The HVAC Cap shall only apply to the repair and maintenance of the HVAC Unit and shall not apply to any required replacement of any HVAC Unit. The HVAC Unit shall exclude any supplemental heating, ventilating and air conditioning unit installed by or for the benefit of Tenant.

7.2 Landlord’s Obligations. Landlord, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, roof membrane, skylights, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Landlord shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Landlord be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. However, subject to Section 8.4 below, to the extent such maintenance, repairs or replacements are required as a result of any negligence or intentional or willful misconduct of Tenant or any of Tenant’s agents, employees, contractors, licensees or invitees, Tenant shall pay to Landlord, as additional rent, the costs of such maintenance, repairs and replacements. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Applicable Requirements now or hereinafter in effect.

7.3 Utility Installations; Trade Fixtures; Alterations.

(a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Tenant’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Tenant Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Tenant that are not yet owned by Landlord pursuant to Paragraph 7.4(a).

(b) Consent. Tenant shall not make any Alterations or Utility Installations to the Premises without Landlord’s prior written consent. Landlord’s consent shall not be unreasonably withheld with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not materially or adversely affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (iv) in aggregate do not cost more than $[*] per rentable square foot of the Premises. All such Alterations or Utility Installations shall be performed by a contractor reasonably approved by Landlord. Any Alterations or Utility Installations that Tenant shall desire to make shall be presented to Landlord in written form with detailed plans. Consent shall be deemed conditioned upon Tenant’s: (i) acquiring all applicable governmental permits, (ii) furnishing Landlord with copies of both the permits and the plans and specifications prior to commencement of the work, (iii) compliance with all conditions of said permits and other Applicable Requirements ‘in a prompt and expeditious manner, and (iv) furnishing Landlord with complete lien waivers acceptable to Landlord for all costs of the applicable Alteration or Utilities Installation. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Tenant shall promptly upon completion furnish Landlord with as-built plans and specifications. For work which costs an amount in excess of [*], Landlord may condition its consent upon Tenant providing a lien and completion bond in an amount equal to [*]% of the estimated cost of such Alteration or Utility Installation and/or upon Tenant’s posting an additional Security Deposit with Landlord. Notwithstanding anything the contrary contained herein, Tenant shall have the right to perform, with prior written notice to but without Landlord’s consent, any alteration, addition, or improvement that satisfies all of the following criteria (a “Cosmetic Alteration”): (1) is of a cosmetic nature such as painting, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Premises or Building; (3) will not affect the systems or structure of the Building; (4) costs less than $[*] in the aggregate during any twelve (12) month period of the Term of this Lease, and (5) does not require work to be performed inside the walls or above the ceiling of the Premises. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all of the other provisions of this Section 7.

(c) Liens; Bonds. Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within [*] days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute Breach), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within [*] days of Landlord’s demand.

7.4 Ownership; Removal; Surrender; and Restoration.

(a) Ownership. Subject to Landlord’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Tenant shall be the property of Tenant but considered a part of the Premises. Tenant shall be solely responsible for all taxes applicable to any Alterations and Utility Installations, to insure all Alterations and Utility Installations and to restore the same following any casualty. Landlord may, at any time, elect in writing to be the owner of all or any specified part of the Tenant Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Tenant Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Landlord and be surrendered by Tenant with the Premises.

(b) Removal. By delivery to Tenant of written notice from Landlord not later than [*] days prior to the end of the term of this Lease, Landlord may require that any or all Tenant Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease and repair any damage caused by such removal. Landlord may require the removal at any time of all or any part of any Tenant Owned Alterations or Utility Installations made without the required consent. Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed Tenant Owned Alteration or Utility Installation contains the following statement in large, bold and capped font “PURSUANT TO PARAGRAPH 7.4(B) OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT TENANT OWNED ALTERATION OR UTILITY INSTALLATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH TENANT OWNED ALTERATION OR UTILITY INSTALLATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any Tenant Owned Alterations or Utility Installations, if it so does, Tenant shall also be notified whether or not Landlord will require that such Tenant Owned Alterations or Utility Installations be removed upon the expiration or earlier termination of this Lease. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to so notify Tenant whether Tenant shall be required to remove the subject Tenant Owned Alterations or Utility Installations at the expiration or earlier termination of this Lease, it shall be assumed that Landlord shall require the removal of the subject Tenant Owned Alterations or Utility Installations. However, if Tenant’s written notice strictly complies with the foregoing and if Landlord fails to notify Tenant within [*] days of Landlord’s receipt of such notice whether Tenant shall be required to remove the subject Tenant Owned Alterations or Utility Installations at the expiration or earlier termination of this Lease, Tenant may, within [*] days following the expiration of the [*] day period described above, provide to Landlord a second written notice (the “Second Notice”) in compliance with the foregoing requirements but also stating in large, bold and capped font the following: “THIS IS TENANT’S SECOND NOTICE TO LANDLORD. LANDLORD FAILED TO RESPOND TO TENANT’S FIRST NOTICE IN ACCORDANCE WITH THE TERMS OF SECTION 7.4(b) OF THE LEASE. IF LANDLORD FAILS TO RESPOND TO THIS NOTICE IN [*] DAYS WITH RESPECT TO THE WHETHER OR NOT LANDLORD WILL REQUIRE SUCH TENANT OWNED ALTERATIONS or UTILITY INSTALLATIONS TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE, TENANT SHALL HAVE NO OBLIGATION TO REMOVE SUCH TENANT OWNED ALTERATIONS or UTILITY INSTALLATIONS SO LONG AS THE ESTIMATED REMOVAL COST IS LESS THAN $[*]”. If (a) Tenant’s Second Notice strictly complies with the terms of this Section, (b) Landlord fails to notify Tenant within [*] days of Landlord’s receipt of such Second Notice, and (c) the reasonably estimated removal costs associated with the subject alteration or improvement is less than $[*], it shall be assumed that Landlord shall not require the removal of the subject Tenant Owned Alterations or Utility Installations at the expiration or earlier termination of this Lease other than any data and telecommunications cabling which shall be removed by Tenant in all events in accordance with this Lease.

(c) Surrender; Restoration. Tenant shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear and damage by fire or other casualty excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Tenant shall surrender the Premises in the same condition as delivered to Tenant on the Commencement Date with NO allowance for ordinary wear and tear. Tenant shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Tenant Owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Tenant. Tenant shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Tenant, or any third party during the Term or any period of access or possession granted to Tenant prior to the Term or any period of holding over by the Tenant following the expiration or earlier termination of the Term (other than the Prior Tenant or Landlord’s contractors, agents or employees), except Hazardous Substances which were deposited via underground migration from areas outside of the Premises or any Pre-Existing Hazardous Substances (other than any Pre-Existing Hazardous Substances disturbed, distributed or exacerbated by Tenant or any of Tenant’s contractors, employees, agents or invitees), even if such removal would require Tenant to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Tenant and shall be removed by Tenant. Any personal property of Tenant not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Tenant and may be disposed of or retained by Landlord as Landlord may desire. The failure by Tenant to timely vacate the Premises in accordance with this Paragraph 7.4(c) without the express written consent of Landlord shall constitute a holdover under the provisions of Paragraph 25 below.

8.
Insurance; Indemnity.

8.1 Tenant’s Insurance. Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord and the Landlord Parties against any liability to the public or to any invitee of Tenant or Landlord or any Landlord Party incidental to the use of or resulting from any accident occurring in or upon the Premises

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

with a limit of not less than $[*] per occurrence and not less than $[*] in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $[*] products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $[*] per accident; (c) Worker’s Compensation Insurance with limits as required by statute and Employers Liability with limits of $[*] each accident, $[*] disease policy limit, $[*] disease each employee; (d) Property Insurance - All Risk or Special Form coverage protecting Tenant against loss of or damage to any Alterations, Utility Installations, any Landlord’s Work performed for the benefit of Tenant, other improvements and betterments within the Premises, whether or not installed by Tenant or on behalf of Tenant and/or by or on behalf of any and all prior tenants within the Premises and all other alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; (e) Business Interruption Insurance with limit of liability representing loss of at least approximately [*] months of income; and (f) and Umbrella/Excess Liability policy (or policies) with a limit of not less than $[*] per occurrence. Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall reasonably require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

8.2 Policy Requirements. The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name Landlord, the Landlord Parties and any other party designated by Landlord as additional insureds (General Liability) and loss payee for Alterations, Utility Installation and any other additions, improvements, carpeting, floor coverings and fixtures at the Premises (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless [*]; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 28 shall be delivered to Landlord by Tenant upon the Commencement Date and at least [*] days prior to each renewal of said insurance.

8.3 Landlord’s Insurance. Landlord will secure and maintain insurance coverage in such limits as Landlord may deem reasonable in its sole judgment to afford Landlord adequate protection, which insurance coverage, in all cases, shall include All Risk or Special Form property coverage at replacement cost value for the Building. The premiums for such coverage shall be included in Common Area Operating Expenses. Any proceeds of such insurance shall be the sole property of Landlord to use as Landlord determines. Tenant will provide, at its own expense, all insurance as Tenant deems adequate to protect its interests.

8.4 Waiver of Subrogation. Without affecting any other rights or remedies, Tenant and Landlord each hereby release and relieve the other and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils insured against or required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required or by any deductibles applicable thereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance is not invalidated thereby.

8.5 Indemnity. Except for Landlord’s or any Landlord Party’s gross negligence or willful misconduct, Tenant shall indemnify, protect, defend and hold harmless the Premises, Landlord and the Landlord Parties, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or, liabilities arising out of, involving, or in connection with, Tenant’s occupancy of the Premises or presence at the Project, the conduct of Tenant’s business, any default by Tenant, and/or any act, omission or neglect (including violations of Applicable Requirement) of Tenant or the Tenant Parties. If any action or proceeding is brought against Landlord by reason of any of the foregoing matters, Tenant shall upon notice defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be defended or indemnified. The provisions of this Section 8.5 shall survive the expiration or earlier termination of this Lease.

8.6 Exemption of Landlord and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Landlord or its agents, neither Landlord nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Tenant, Tenant’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Landlord or from the failure of Landlord or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Tenant’s business or for any loss of income or profit therefrom. Instead, it is intended that Tenant’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Tenant is required to maintain pursuant to the provisions of paragraph 8.

8.7 Failure to Provide Insurance. Tenant acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Landlord to risks and potentially cause Landlord to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Tenant does not maintain the required insurance and/or does not provide Landlord with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Tenant, by an amount equal to [*]. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Landlord will incur by reason of Tenant's failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Tenant's Default or Breach with respect to the failure to maintain such insurance prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Tenant of its obligation to maintain the insurance specified in this Lease.

9.
Damage or Destruction.

9.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within [*] days following the commencement of restoration, Landlord shall forthwith

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within [*] days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.

9.2 If such repairs cannot, in Landlord’s reasonable estimation, be made within [*] days following the commencement of restoration, Landlord and Tenant shall each have the option of giving the other, at any time within [*] days after Landlord’s notice of estimated restoration time, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Paragraph 9.1.

9.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

9.4 In the event that Landlord should fail to complete such repairs and material restoration within [*] days after the date estimated by Landlord therefor as extended by this paragraph, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within [*] days after the expiration of said period of time, whereupon this Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed (but not in excess of an additional [*] days).

9.5 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Paragraph 9 occur during [*], or for which sufficient insurance proceeds (excluding deductibles) to fully cover the repair and restoration are not received by Landlord, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within [*] days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within [*] days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

9.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Paragraph 9, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

9.7 Tenant hereby waives any and all rights under and benefits of Sections 1932(2) and 1933(4) of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

10.
Real Property Taxes.

10.1 Definitions. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Landlord in the Project, Landlord’s right to other income therefrom, and/or Landlord’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Landlord to Tenant pursuant to this Lease.

10.2 Payment of Taxes. Except as otherwise provided in Paragraph 10.3, Landlord shall pay the Real Property Taxes applicable to the Project and said payments shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3 Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other tenants or by Landlord for the exclusive enjoyment of such other tenants. Notwithstanding Paragraph 10.2 hereof, Tenant shall, however, pay to Landlord at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Tenant or at Tenant’s request or by reason of any alterations or improvements to the Premises made by Landlord subsequent to the execution of this Lease by the Parties.

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Landlord’s reasonable determination thereof, in good faith, shall be conclusive.

10.5 Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises. When possible, Tenant shall cause its Tenant Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant’s said property shall be assessed with Landlord’s real property, Tenant shall pay Landlord the taxes attributable to Tenant’s property within [*] days after receipt of a written statement setting forth the taxes applicable to Tenant’s property.

11.
Utilities and Services. Tenant shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Landlord’s reasonable judgment, Landlord determines that Tenant is using a disproportionate amount of any commonly metered utilities, or that Tenant is generating such a large volume of trash as to require an increase in the size of the trash receptacle and/or an increase in the number of times per month that it is emptied, then Tenant shall pay Landlord, as additional rent, the cost of such excess usage or with respect to trash, such increased costs. In the event it is not possible for Tenant to obtain separate utility and/or other services, or if Landlord, in its sole discretion, elects to provide any such utility and/or other services to Tenant, such utility and/or other services may, at Landlord’s discretion, be obtained in Landlord’s name, and Tenant will pay Landlord, as additional Rent, the cost of any utility services provided by Landlord either: (a) through inclusion in Common Area Operating Expenses (except for excess usage, which will be paid as a separate charge by Tenant to Landlord); (b) by a separate charge payable by Tenant to Landlord; or (c) by a separate charge billed by the applicable utility company and payable directly by Tenant. Landlord will not be liable or deemed in default, nor will there be any abatement of rent, breach of any covenant of quiet enjoyment, partial or constructive eviction or right to terminate this Lease, for (a) any interruption or reduction of utilities, utility services or telecommunication services, (b) any telecommunications or other company (whether selected by Landlord or Tenant) failing to provide such utilities or services or providing the same defectively, and/or (c) any utility interruption in the nature of blackouts, brownouts, rolling interruptions, hurricanes, tropical storms or other natural disasters. It is the Tenant’s sole responsibility to have a contractor verify the available utilities and data services to the Premises. By executing this Lease, Tenant hereby authorizes Landlord to obtain information regarding Tenant’s utility and energy usage at the Premises directly from the applicable utility providers and Tenant shall execute, within [*] days of Landlord’s request, any additional documentation required by any applicable utility provider evidencing such authorization. Further, within [*] days of Landlord’s request, Tenant shall provide to Landlord all requested information regarding Tenant’s utility and energy usage at the Premises. In the event any equipment, meters or monitors are required during the term of this Lease to monitor the use of utilities or any other Building services during non-Business Hours as a result of Tenant’s use of Building services during non-Business Hours, the cost of such equipment, meters or monitor shall be paid by Tenant. Landlord shall furnish invoices monthly to Tenant for all such utility services for which Tenant is responsible under this Section and Tenant shall pay such amount to Landlord within [*] days after receipt of such invoice. Notwithstanding anything to the contrary contained herein if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of [*] consecutive business days solely as a result of an interruption, diminishment or termination of services that Landlord is obligated to provide pursuant to the terms of this Lease due to Landlord’s active negligence or willful misconduct and such interruption, diminishment or termination of services is otherwise reasonably within the control of Landlord or Landlord’s agents or contractors to correct (a “Service Failure”), then Tenant, as its sole remedy, shall be entitled to receive an abatement of the Base Rent and Tenant’s Share of Common Area Operating Expenses payable hereunder during the period beginning on the [*] consecutive business day of the Service Failure and ending on the day the interrupted service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated in the same proportion that the rentable square footage of the untenantable portion of the Premises bears to the total rentable square footage of the Premises.
12.
Assignment and Subletting.

12.1 Landlord’s Consent Required.

(a) Tenant shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Tenant’s interest in this Lease or in the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Landlord and Tenant hereby acknowledge that Landlord’s approval of any proposed transfer pursuant to this Article 12 (“Transfer”) shall be deemed reasonably withheld if based upon any reasonable factor, including, without limitation, any or all of the following factors: (a) the proposed Transfer would result in more than two (2) subleases of portions of the Premises being in effect at any one time during the Term; (b) the proposed Transferee is an existing tenant of the Project or is negotiating with Landlord (or has negotiated with Landlord in the last [*] months for space in the Project, however, Landlord will not withhold its consent solely because the proposed subtenant or assignee is an occupant of the Project if Landlord does not have space available for lease in the Project that is comparable to the space Tenant desires to sublet or assign. Landlord shall be deemed to have comparable space if it has, or will have, space available in the Project that is approximately the same size as the space Tenant desires to sublet or assign within [*] months of the proposed commencement of the proposed sublease or assignment; (c) the proposed Transferee is a governmental entity; (d) the portion of the Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and egress; (e) the use of the Premises by the Transferee (i) is not permitted by the use provisions in Section 1.8 hereof, or (ii) violates any exclusive use granted by Landlord to another tenant in the Project; (f) the Transfer would likely result in significant increase in the use of the parking areas or Common Areas by the Transferee’s employees or visitors, and/or significantly increase the demand upon utilities and services to be provided by Landlord to the Premises; (g) the Transferee does not have the financial capability to fulfill the obligations imposed by the Transfer; or (h) the Transferee is not in Landlord’s reasonable opinion of reputable or good character or consistent with Landlord’s desired tenant mix.

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

(b) Unless Tenant is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Tenant shall constitute an assignment requiring consent. The provisions of this Section shall not apply so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least [*] percent ([*]%) of its voting stock is owned by another entity, the voting stock of which is so listed. The transfer, on a cumulative basis, of [*]% or more of the voting control of Tenant shall constitute a change in control for this purpose (a “Change in Control”).

(c) The involvement of Tenant or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Tenant’s assets, occurs, which results or will result in a reduction of the Net Worth of Tenant by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Landlord has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Landlord may withhold its consent. “Net Worth of Tenant” shall mean the net worth of Tenant (excluding any guarantors) established under generally accepted accounting principles.

(d) Subject to Section 12.5 below, an assignment or subletting without consent shall, at Landlord’s option, be a Default curable after notice per Paragraph 13.1(c), or a non-curable Breach without the necessity of any notice and grace period.

(e) Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor Laws, now or hereinafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Requirements, on behalf of the proposed transferee.

(f) Landlord may reasonably withhold consent to a proposed assignment or subletting if Tenant is in Default at the time consent is requested.

(g) Notwithstanding the foregoing, allowing a de minimis, portion of the Premises, i.e., [*] square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Landlord’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or subtenant of the obligations of Tenant under this Lease (other than with respect to the payment of Rent or the Security Deposit by a subtenant), (ii) release Tenant of any obligations hereunder, or (iii) alter the primary liability of Tenant for the payment of Rent or for the performance of any other obligations to be performed by Tenant.

(b) Landlord may accept Rent or performance of Tenant’s obligations from any person other than Tenant pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Landlord’s right to exercise its remedies for Tenant’s Default or Breach.

(c) Landlord’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Tenant, Landlord may proceed directly against Tenant, any Guarantors or anyone else responsible for the performance of Tenant’s obligations under this Lease, including any assignee or subtenant, without first exhausting Landlord’s remedies against any other person or entity responsible therefore to Landlord, or any security held by Landlord.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Landlord’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or subtenant, including but not limited to the intended use and/or required modification of the Premises, if any, together with the Transfer Fee (defined below) as consideration for Landlord’s considering and processing said request. Tenant agrees to provide Landlord with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f) Any assignee of, or subtenant under, (each, a “Transferee”) this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented to in writing.

(g) Landlord’s consent to any assignment or subletting shall not transfer to the assignee or subtenant any Option granted to the original Tenant by this Lease unless such transfer is specifically consented to by Landlord in writing.

(h) If Landlord shall consent to any assignment of this Lease or sublease of any portion of the Premises, [*] percent ([*]%) of all sums and other consideration payable to or for the benefit of the Tenant from its assignees or subtenants in excess of the Rent payable by Tenant to Landlord under this Lease shall be paid to Landlord, as and when such sums are due and payable, provided, such excess rental shall be calculated by deducting the reasonable costs incurred by Tenant for leasing commissions and tenant improvements and reasonable attorneys’ fees in connection with such sublease, assignment or other transfer.

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

(a) In addition to all other conditions to Landlord’s consent to a proposed Transfer, Landlord may withhold consent on any of the following grounds which Tenant agrees are reasonable:

(i) Tenant is in Default at any time between the date of the request for approval and the date of Landlord’s approval of the Transfer.

(ii) The transferee is of a character or reputation or engaged in a business that is not consistent with the quality of the Building.

(iii) The transferee intends to use the space for purposes that are not permitted under this Lease.

(iv) The transferee is either a governmental agency or instrumentality thereof.

(v) The Transfer will result in more than a reasonable and safe number of occupants within the space.

(vi) The transferee is not a party of reasonable financial worth or financial stability in light of the responsibilities involved under this Tenant on the date consent is requested, as determined by Landlord.

(vii) The Transfer would cause a violation of another lease or any agreement to which Landlord is a party, or would give an occupant of the Building or the Project a right to cancel its lease.

(viii) Either the transferee or an affiliate of the transferee (i) occupies space in the Building or the Project at the time of the request for consent; (ii) is negotiating with Landlord to lease space in the Building or the Project at such time; or (iii) has negotiated with Landlord during the six (6) month period immediately preceding the proposed transfer, so long as Landlord has space available for lease in the Project that is comparable to the space Tenant desires to sublet or assign. Landlord shall be deemed to have comparable space if it has, or will have, space available in the Project that is approximately the same size as the space Tenant desires to sublet or assign within six (6) months of the proposed commencement of the proposed sublease or assignment.

(b) In the event Landlord consents to a Transfer, the Transfer will not be effective until Landlord receives a fully executed agreement regarding the Transfer, in a form and of substance reasonably acceptable to Landlord, any documents or information required by such agreement (including any estoppel certificate and any subordination agreement required by any lender of Landlord), an amount equal to all reasonable attorneys’ fees incurred by Landlord (regardless of whether such consent is granted and regardless of whether the Transfer is consummated) and other expenses of Landlord incurred in connection with the Transfer, and a Transfer fee in the amount of $[*] (the “Transfer Fee”).

12.4 If Tenant requests Landlord’s consent to any assignment of this Lease or subletting of all or any portion of the Premises for all of the then remaining Term, Landlord will have the right, but not the obligation, to terminate this Lease with respect to any such assignment of this Lease or sublease of one hundred percent (100%) of the Premises effective as of the date Tenant proposes to assign this Lease or sublet the entire Premises, and in the case of a sublease of less than all of the Premises, to recapture and terminate the Lease as to the portion of the Premises to be sublet effective as of the date the proposed subletting is to be effective. Landlord’s right to terminate this Lease as to less than all of the Premises proposed to be sublet or assigned will not terminate as to any future additional subletting or assignment as a result of Landlord’s consent to a subletting of less than all of the Premises or Landlord’s failure to exercise its termination right with respect to any subletting or assignment. Landlord will exercise such termination right, if at all, by giving written notice to Tenant within [*] days of receipt by Landlord of the financial responsibility information required by this Paragraph 12.4. Tenant understands and acknowledges that the option, as provided in this Paragraph 12.4, to terminate this Lease as to all or such portion of the Premises which is proposed to be sublet or assigned rather than approve the subletting or assignment of all or a portion of the Premises, is a material inducement for Landlord’s agreeing to lease the Premises to Tenant upon the terms and conditions herein set forth. In the event of any such recapture and termination with respect to less than all of the Premises, Tenant’s future monetary obligations under this Lease will be reduced proportionately on a square footage basis to correspond to the balance of the Premises which Tenant continues to lease.

12.5 Permitted Transfer. Notwithstanding anything to the contrary set forth in this Section 12, so long as Tenant is not entering into the Permitted Transfer (as defined below) for the purpose of avoiding or otherwise circumventing the terms of this Section 12, Tenant may, without the consent of Landlord and without any right of Landlord to recapture the Premises, (1) assign its entire interest under this Lease or sublease the Premises to (a) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), or (b) a successor to Tenant by purchase, merger, consolidation or reorganization, or (2) conduct a Change in Control, provided that all of the following conditions are satisfied (each such transfer, which, for purposes hereof, may include a Change in Control, a “Permitted Transfer” and any such assignee or sublessee of a Permitted Transfer, a “Permitted Transferee”): (i) Tenant is not in Default under this Lease; (ii) Tenant shall give Landlord written notice at least [*] days prior to the effective date of the proposed Permitted Transfer (provided that, if prohibited by legally binding confidentiality agreement or by Applicable Requirements in connection with a proposed Change in Control, purchase, merger, consolidation or reorganization, then Tenant shall give Landlord written notice within [*] days after the effective date of the proposed Change in Control, purchase, merger, consolidation or reorganization); (iii) with respect to a proposed Permitted Transfer to an Affiliated Party or a Change in Control, Tenant continues to have a net worth equal to or greater than Tenant's net worth at the date of this Lease; and (iv) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (A) Tenant’s successor shall own all or substantially all of the assets of Tenant, and (B) Tenant’s successor shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. As used herein, (1) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (2) “subsidiary” shall mean an entity wholly owned by Tenant or at least [*] percent ([*]%) of whose voting equity is owned by Tenant; and (3) “affiliate” shall mean an entity controlled, controlling or under common control with Tenant.

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

13.
Default; Breach; Remedies.

13.1 Default; Breach. A “Default” is defined as a failure by the Tenant to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Tenant to cure such Default within any applicable grace period:

(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b) The failure of Tenant to make any payment of Rent or any Security Deposit required to be made by Tenant hereunder, whether to Landlord or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of [*] business days following written notice to Tenant. THE ACCEPTANCE BY LANDLORD OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LANDLORD’S RIGHTS, INCLUDING LANDLORD’S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

(c) The failure of Tenant to allow Landlord and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Tenant, where such actions continue for a period of [*] business days following written notice to Tenant.

(d) The failure by Tenant to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41, (viii) material data safety sheets (MSDS), (ix) certificates of insurance or (x) any other documentation or information which Landlord may reasonably require of Tenant under the terms of this Lease, where any such failure continues for a period of [*] days following written notice to Tenant.

(e) A Default by Tenant as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of [*] days after written notice; provided, however, that if the nature of Tenant’s Default is such that more than [*] days are reasonably required for its cure, then it shall not be deemed to be a Breach if Tenant commences such cure within said [*] day period and thereafter diligently prosecutes such cure to completion, but the total aggregate cure period shall not exceed [*] days.

(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within [*] days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within [*] days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within [*] days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g) The discovery that any financial statement of Tenant or of any Guarantor given to Landlord was materially false.

13.2 Remedies. If Tenant fails to perform any of its affirmative duties or obligations, within [*] days after written notice (or in case of an emergency, without notice), Landlord may, at its option, perform such duty or obligation on Tenant’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Tenant shall pay to Landlord an amount equal to [*]% of the reasonable costs and expenses incurred by Landlord in such performance upon receipt of an invoice therefor. In the event of a Breach, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations, except for those notices specifically required pursuant to the terms of Paragraph 13.1 or this Paragraph 13.2, and waives any and all other notices or demand requirements imposed by applicable law, including any statutory notice required under California Code of Civil Procedure Section 1161):

(a) Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

(i)The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination;

(ii) The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;

(iii) The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided;

(iv) Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(v) All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

The “Worth at the Time of Award” of the amounts referred to in parts (i) and (ii) above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (A) the greatest per annum rate of interest permitted from time to time under applicable law, or (B) the Prime Rate plus [*]%. For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The “Worth at the Time of Award” of the amount referred to in part (iii), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus [*] percent ([*]%);

(b) Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

(c) Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of an event or events of default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Paragraph 13.2(a).

(d) The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

(e) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Tenant’s right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Tenant’s occupancy of the Premises.

(f) [*]

(g) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

(h) This paragraph shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

13.3 [Intentionally Omitted.]

13.4 Late Charges. Tenant hereby acknowledges that late payment by Tenant of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by any Lender. Accordingly, if any Rent shall not be received by Landlord when such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall immediately pay to Landlord a one-time late charge equal to [*]% of each such overdue amount or $[*], whichever is greater; provided, however, that the foregoing late charge shall not apply to the first such late payment in any [*] month period of the Term of this Lease or any extension thereto until following written notice to Tenant and the expiration of [*] days thereafter without cure. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for [*] consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Landlord’s option, become due and payable quarterly in advance. In addition, any check returned by the bank for any reason will be considered late and will be subject to all late charges, plus a [*] fee. After [*] returned checks in any [*] month period, Landlord will have the right to receive payment by a cashier’s check, money order or via electronic payment. Nothing contained herein shall be construed as to compel Landlord to accept any payment of Rent in arrears or late charges should Landlord elect to apply its rights and remedies available under this Lease or at law or in equity in the event of a Default.

13.5 Interest. Any monetary payment due Landlord hereunder, other than late charges, not received by Landlord, when due as to scheduled payments (such as Base Rent) or within [*] days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the [*] day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be computed at the rate of [*]% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

14.
Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than [*]% of the floor area of the Premises, or more than [*]% of the parking spaces is taken by Condemnation, Tenant may, at Tenant’s option, to be exercised in writing within [*] days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within [*] days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Notwithstanding anything to the contrary contained herein, a regulatory action, ordinance or any Applicable Requirements limiting or temporarily prohibiting Tenant’s right to enter or use the Premises or the Building shall not be construed as a taking or appropriation hereunder and Tenant shall

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

have no right to rent abatement or termination right as a result thereof. Condemnation awards and/or payments shall be the property of Landlord, whether such award shall ‘be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Tenant shall be entitled to any compensation paid by the condemner for Tenant’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Tenant, for purposes of Condemnation only, shall be considered the property of the Tenant and Tenant shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Landlord shall repair any damage to the Premises caused by such Condemnation. Tenant hereby waives any rights it may have pursuant to any applicable laws (including, without limitation, Section 1265.130 of the California Code of Civil Procedure) and agrees that the provisions hereof shall govern the parties’ rights in the event of any Condemnation.
15.
Representations and Indemnities of Broker Relationships. Tenant and Landlord each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers in the Summary are entitled to any commission or finder’s fee in connection herewith. Tenant and Landlord do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto. Landlord shall pay any commission due to the Brokers in connection with this Lease in accordance with a separate agreement.
16.
Estoppel Certificates; Financial Statements.

(a) Tenant will execute and deliver to Landlord, within [*] business days after written request from Landlord, a commercially reasonable estoppel certificate to those parties as are reasonably requested by Landlord (including a mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any Default and the amount of Rent that is due and payable. Any such estoppel certificate may be relied upon by Landlord and by any actual or prospective buyer or lender of the Project and any other third party designated by Landlord. If Tenant fails to execute and deliver such estoppel certificate within such [*] business day period, such estoppel certificate shall be binding on Tenant as prepared.

(b) If Landlord desires to finance, refinance, or sell the Premises, or any part thereof, Tenant Guarantors shall within [*] business days after written notice from Landlord deliver to any potential lender or purchaser designated by Landlord such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Tenant’s financial statements for the past [*] years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.
Definition of Landlord. The term “Landlord” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Tenant’s interest in the prior lease. In the event of a transfer of Landlord’s title or interest in the Premises or this Lease, Landlord shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Landlord. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Landlord shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Landlord. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Landlord shall be binding only upon the Landlord as hereinabove defined.
18.
Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.
19.
Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.
20.
Limitation of Liability. The obligations of Landlord under this Lease shall not constitute personal obligations of Landlord, or its partners, members, directors, officers or shareholders, and Tenant shall look to the Premises, and to no other assets of Landlord, for the satisfaction of any liability of Landlord with respect to this Lease; and Tenant shall not seek recourse against Landlord’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, Tenant acknowledges and agrees that all persons dealing with Landlord must look solely to the interest of the Landlord in the Premises for the enforcement of any claims against or liability of the Landlord and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages. For purposes hereof, Landlord’s “interest in the Premises” shall include rents due from tenants, insurance proceeds (provided, however, that in no event shall Tenant, or anyone claiming on behalf or through Tenant, be deemed or otherwise considered a loss payee under any such insurance policies), proceeds from condemnation or eminent domain proceedings (prior to the distribution of same to any partner or shareholder of Landlord or any third party) and proceeds from the arms-length sale of the Premises to a third party (less any sums payable to satisfy any mortgages or other liens against the Premises). No present or future employee, trustee, agent, or member of Landlord shall have any personal liability directly or indirectly, and recourse shall not be had against any such present or future employee, trustee, agent, or member of Landlord under or in connection with this Lease or the Premises. Tenant on its behalf, and on behalf of any and all of its successors and assigns, hereby waives and releases any and all such personal liability and recourse.
21.
Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.
22.
No Prior or Other Agreements. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.
23.
Notices. All communications and notices required under this Lease shall be in writing and shall be addressed to the respective address of the receiving party. All notices to Tenant shall be given by reputable overnight courier, U. S. mail (return

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

receipt required, postage prepaid), or hand delivery, and shall be deemed received on the date of delivery (or attempted delivery) as evidenced by return receipt. Either Party may by written notice to the other specify a different address for notice, except that upon Tenant’s taking possession of the Premises, the Premises shall constitute Tenant’s address for notice.
24.
Waivers.

(a) No waiver by Landlord of the Default or Breach of any term, covenant or condition hereof by Tenant, shall-be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Tenant of the same or of any other term, covenant or condition hereof. Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to, or approval of, any subsequent or similar act by Tenant, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b) The acceptance of Rent by Landlord shall not be a waiver of any Default or Breach by Tenant. Any payment by Tenant may be accepted by Landlord on account of monies or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment.

(c) THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

25.
Holding Over. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be [*] percent ([*]%) of the amount of the Base Rent for the last period prior to the date of such termination plus Tenant’s Share of Common Area Operating Expenses under Paragraph 4, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. In addition to the payment of the amounts provided above, if Tenant fails to vacate the Premises within [*] days after Landlord notifies Tenant that Landlord has entered into a lease for the Premises or has received a bona fide offer to lease the Premises, and that Landlord will be unable to deliver possession, perform improvements, due to Tenant’s holdover, then Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers from the holdover. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Paragraph 25 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.
26.
Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.
27.
Subordination. Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancing’s, and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall, within [*] business days of request therefor, execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease. Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord's then current mortgagee on such mortgagee’s then current standard form of agreement. “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the mortgagee. Upon request of Landlord, Tenant will execute the mortgagee’s commercially reasonable form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the mortgagee. Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.
28.
Attorneys’ Fees. If any Party brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Landlord shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($[*] is a reasonable minimum per occurrence for such services and consultation).
29.
Entry by Landlord. Landlord and Landlord’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and for any other purpose, including making such alterations, repairs, improvements or additions to the Premises as Landlord may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on Tenant’s use of the Premises. All such activities shall be without abatement of rent or liability to Tenant. Landlord agrees that except in the event (a) Tenant is in monetary or material non-monetary default under this Lease, which may result in a termination of this Lease, (b) Landlord and Tenant are negotiating for or have agreed to an early termination of this Lease, or (c) Landlord and Tenant otherwise mutually agree to the contrary, Landlord shall not show the Premises to prospective tenants

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

except during the last [*] months of the Term of this Lease. Notwithstanding the foregoing, except in emergency situations, as determined by Landlord, Landlord shall exercise reasonable efforts to perform any entry into the Premises in a manner that is reasonably designed to minimize interference with the operation of Tenant’s business in the Premises. Notwithstanding the foregoing, Tenant has provided Landlord with a list of emergency contact telephone numbers (collectively, “Emergency Contacts”), which Emergency Contacts are set forth in Exhibit J attached hereto and Landlord shall provide prompt prior notice via telephone and text messaging to the Emergency Contacts before entering the Premises in an emergency, provided however, if due to the circumstances it is not reasonably practical for Landlord to provide such prior oral notice, Landlord shall provide oral notice of its entry to the Premises to the Emergency Contacts as soon thereafter as is reasonably possible.
30.
Auctions. Tenant shall not conduct, nor permit to be conducted, any auction upon the Premises without Landlord’s prior written consent. Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.
31.
Signs. Landlord may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last [*] months of the term hereof. Except for ordinary “For Sublease” signs which may be placed only on the Premises, Tenant shall not place any sign upon the Project without Landlord’s prior written consent. All signs must comply with all Applicable Requirements. If Landlord shall approve any signage for Tenant, such signage shall be erected, affixed and maintained at Tenant’s sole cost and expense at all times in accordance with the signage criteria and requirements (“Sign Criteria”) attached hereto as Exhibit F (which Sign Criteria shall be subject to revision by Landlord from time to time, which Tenant acknowledges may require the removal and/or modification of any such signage that Tenant may be permitted to install, all at Tenant’s sole cost and expense) and all Applicable Requirements. Landlord shall have the right to remove any signs or other matter installed without Landlord’s permission without being liable to Tenant by reason of such removal and to charge the cost of removal to Tenant, payable within [*] days of written demand by Landlord. At the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove any signage and repair any damage caused in connection with such removal. Notwithstanding the foregoing, Landlord shall allow Tenant to install one (1) sign at the front of their suite, one (1) sign above the entrance to their suite, and one (1) identification panel on the monument sign for the Project, subject to Landlord’s approval and in accordance with the Signage Criteria. Tenant shall be responsible for all costs related to the design, fabrication, installation, maintenance and removal of Tenant’s signage. Tenant agrees to remove its sign from the Premises prior to the Expiration Date, and repair any and all damages caused thereby (including without limitation discoloration). Tenant shall make all required repairs to the Premises at Tenant’s sole cost. Landlord shall have the right to install Tenant’s sign, at Tenant’s expense, if Tenant does not install their sign within [*] days of the Commencement Date.
32.
Guarantor. [Intentionally Omitted.]
33.
Quiet Title. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.
34.
Security Measures. Tenant hereby acknowledges that the Rent payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties. In the event, however, that Landlord should elect to provide security services, then the cost thereof shall be a Common Area Operating Expense.
35.
Authority; Multiple Parties; Execution.

(a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf.

(b) If this Lease is executed by more than one person or entity as “Tenant”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Tenants shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Tenants, and Landlord may rely on the same as if all of the named Tenants had executed such document.

(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(d) Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, (i) in violation of any laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

36.
Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT. IN THE EVENT OF A PANDEMIC OR EPIDEMIC SUCH AS COVID-19 AFFECTING THE GEOGRAPHICAL REGION IN WHICH THE PREMISES ARE LOCATED, AND AS A RESULT THEREOF ANY GOVERNMENTAL AUTHORITIES HAVING JURISDICTION OVER TENANT REQUIRE TENANT TO REDUCE, LIMIT OR SUSPEND ITS USE OF THE PREMISES, TENANT HEREBY WAIVES AND AGREES NOT TO PURSUE OR CLAIM ANY EXCUSE OR OFFSET TO TENANT’S

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

OBLIGATIONS UNDER THIS LEASE BASED ON THE DOCTRINES OF IMPOSSIBILITY, IMPRACTICALITY, FRUSTRATION OF CONTRACT, FRUSTRATION OF PURPOSE, OR OTHER SIMILAR LEGAL PRINCIPALS.
37.
Americans with Disabilities Act. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Tenant’s specific use of the Premises, Landlord makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Tenant’s specific use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Tenant agrees to make any such necessary modifications and/or additions at Tenant’s expense.
38.
Substituted Premises. [Intentionally Omitted.]
39.
CASp. Pursuant to Section 1938 of the California Civil Code, Landlord hereby advises Tenant that as of the date of this Lease neither the Premises, the Building nor the Project have undergone inspection by a Certified Access Specialist (CASp). Further, pursuant to Section 1938 of the California Civil Code, Landlord notifies Tenant of the following: “A Certified Access Specialist (CASp) can inspect the Premises and determine whether the Premises comply with all of the applicable construction-related accessibility standards under state law. Although California state law does not require a CASp inspection of the Premises, the commercial property owner or Landlord may not prohibit the Tenant from obtaining a CASp inspection of the Premises for the occupancy or potential occupancy of the Tenant, if requested by the Tenant. The parties shall mutually agree on the arrangements for the time and manner of any such CASp inspection, the payment of the costs and fees for the CASp inspection and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises.” Therefore and notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant agree that (a) Tenant may, at its option and at its sole cost, cause a CASp to inspect the Premises and determine whether the Premises complies with all of the applicable construction-related accessibility standards under California law, (b) the Parties shall mutually coordinate and reasonably approve of the timing of any such CASp inspection so that Landlord may, at its option, have a representative present during such inspection, and (c) Tenant shall be solely responsible for the cost of any repairs necessary to correct violations of construction-related accessibility standards within the Premises, any and all such alterations and repairs to be performed in accordance with Paragraph 7.3 of this Lease provided Tenant shall have no obligation to remove any repairs or alterations made pursuant to a CASp inspection under this Paragraph 39. The terms of this Paragraph 39 with respect to CASp inspections shall only apply in the event Tenant voluntarily or affirmatively exercises its right to perform a CASp inspection of the Premises. Otherwise, the terms and conditions of the Lease with respect to compliance, repairs and maintenance obligations of the parties shall apply.
40.
Miscellaneous.

40.1 Notwithstanding any provision in the Lease to the contrary, any representation or warranty of Landlord which is contained in the Lease shall be made to Landlord’s actual knowledge.

40.2 Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Breach by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Landlord may elect to continue any one or all existing subtenancies. Landlord’s failure within [*] days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord’s election to have such event constitute the termination of such interest.

40.3 The grant of any consent or approval required from Landlord under this Lease shall be proved only by proof of a written document signed and delivered by Landlord expressly setting forth such consent or approval. Unless otherwise specified herein, any such consent or approval may be withheld in Landlord’s sole discretion. Notwithstanding any other provision of this Lease, the sole and exclusive remedy of Tenant for any alleged or actual improper withholding, delaying or conditioning of any consent or approval by Landlord shall be the right to specifically enforce any right of Tenant to require issuance of such consent or approval on conditions allowed by this Lease.

40.4 Landlord reserves the right: (i) to grant, without the consent or joinder of Tenant, such easements, rights and dedications that Landlord deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate such rights.

40.5 This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Tenant’s obligations hereunder, Tenant agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

40.6 Tenant shall not record this Lease or any short form memorandum hereof.

40.7 The time for performance by either Party of any obligation under this Lease (other than the payment of Base Rent or any other rent obligation) shall be extended on a day by day basis to the extent of any delay resulting from the occurrence of any of the following (collectively, a “force majeure event”): fire, earthquake, explosion, flood, weather, the elements, acts of God or the public enemy, pandemic, strike, other labor trouble, interference of governmental authorities or agents, or shortages of fuel, supplies or labor resulting therefrom or any other cause, whether similar or dissimilar to the above, beyond and the reasonable control of the Party obligated for such performance (financial inability excepted). It is specifically understood and agreed that the failure of Tenant to obtain any permit or governmental approval for the operation of its business on the Premises shall not alter, impair or otherwise affect the obligations of Tenant to pay Base Rent and any other additional rent due under the terms and provisions of this Lease.

40.8 If any clause or provision of the Lease is illegal, invalid or enforceable under present or future laws effective during the term of the Lease, then and in that event, it is the intention of the parties hereto that the remainder of the Lease shall not be

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

affected thereby, and it is also the intention of the parties to the Lease that, in lieu of each clause or provision of the Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

40.9 Esignature Consent. The parties hereto consent and agree that this Lease may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Lease using electronic signature technology, by clicking “SIGN”, such party is signing this Lease electronically, and (2) the electronic signatures appearing on this Lease shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

40.10 Preparation of this Lease by Landlord or Landlord’s agent and submission of same to Tenant shall not be deemed an offer to Tenant to lease. This Lease shall become effective and binding upon the Parties hereto only upon mutual execution by both Parties. Tenant shall be aware that Landlord’s customary practice is not to reserve the space, which is the subject of this Lease until such time as this Lease has been fully executed by both Parties. As a result, Landlord may have made or subsequently may make other proposals on the space, which is the subject of this Lease.

40.11 TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE REQUIREMENTS, LANDLORD HEREBY DISCLAIMS, AND TENANT WAIVES THE BENEFIT OF, ANY AND ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF HABITABILITY, FITNESS OR SUITABILITY FOR PURPOSE, OR THAT THE PREMISES, THE IMPROVEMENTS IN THE PREMISES, THE BUILDING OR THE PROJECT HAVE BEEN CONSTRUCTED IN A GOOD AND WORKMANLIKE MANNER. TENANT EXPRESSLY ACKNOWLEDGES THAT LANDLORD DID NOT CONFIGURE, GRADE, DEVELOP, CONSTRUCT OR APPROVE THE QUALITY OF CONSTRUCTION OF THE PREMISES, THE BUILDING OR THE PROJECT AND/OR THE IMPROVEMENTS THEREON.

41.
Additional Provisions.

41.1 Laboratory Equipment. Tenant shall have the right to use the furniture and the laboratory fixtures, equipment and infrastructure existing in the Premises (including such equipment and infrastructure existing in and serving the existing Clean Room in the Premises) and on the concrete pad outside the Premises as of the date of this Lease (including the compressors and boilers), all as more particularly described on Exhibit H attached hereto (collectively, the “Laboratory Equipment”), in the ordinary course of Tenant’s business at the Premises during the Term, at no additional cost except as hereinafter provided. Tenant acknowledges and agrees (i) that Tenant has had an opportunity to inspect the Laboratory Equipment and to perform any desired due diligence with respect to the same, (ii) and that the Laboratory Equipment was installed by the Prior Tenant (as defined in Section 41.3 below) and that Landlord makes no representations or warranties regarding the suitability of the Laboratory Equipment for Tenant’s use, the condition of the Laboratory Equipment or the compliance thereof with Applicable Requirements, or any other matter relating to the Laboratory Equipment. Tenant shall accept the use of the Laboratory Equipment in its “as is” condition and agrees that the Laboratory Equipment is in good working order and satisfactory condition. Tenant acknowledges that Tenant shall use the Laboratory Equipment at Tenant’s sole risk and that Landlord shall have no liability to Tenant in connection therewith. TENANT ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO TENANT OR TENANT'S PROPERTY ARISING FROM OR RELATED TO TENANT'S USE OF THE LABORATORY EQUIPMENT OR EXERCISE OF ANY RIGHTS UNDER THIS SECTION 41.1, WHETHER OR NOT SUCH LOSS OR DAMAGE RESULTS FROM LANDLORD'S NEGLIGENCE OR NEGLIGENT OMISSION. Tenant, at its sole cost and expense, shall be solely responsible for the maintenance and repair of the Laboratory Equipment and shall maintain the Laboratory Equipment in good condition and repair (but not in any better than the condition as of the date of delivery of the Premises to Tenant) and in compliance with all Applicable Requirements during the Term and in accordance with the conditions and requirements described in any warranties issued by the manufacturer of the Laboratory Equipment and delivered to Tenant. In the event of any damage to the Laboratory Equipment, Tenant shall provide written notice to Landlord of such damage and Tenant shall make any and all repairs that are necessary at Tenant’s sole cost and expense. If Tenant fails to make any repairs to the Laboratory Equipment for more than [*] days after notice from Landlord (although notice shall not be required if there is an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within [*] days after receipt of an invoice, together with an administrative charge in an amount equal to [*] percent ([*]%) of the cost of the repairs. At all times during the Term, Tenant shall cause the Laboratory Equipment to be insured pursuant to the provisions of Article 8 of this Lease. Tenant agrees that notwithstanding anything to the contrary contained in this Lease, the Laboratory Equipment is owned by Landlord and, upon the expiration or earlier termination of this Lease, the Laboratory Equipment shall each be returned to Landlord in the same condition as of the date of delivery of the Premises to Tenant, reasonable wear and tear excepted.

41.2 Option to Extend. Provided (i) this Lease is in full force and effect, (ii) Tenant is not in Breach under any of the other terms and conditions of this Lease at the time of notification or commencement, and (iii) Tenant has timely paid all rent due under this Lease during the twelve (12) month period immediately preceding the time of exercise or at any time thereafter until the beginning of such extension of the Term, then Tenant shall have one (1) option to extend (the “Extension Option”) the Original Term for a term of five (5) years (the “Extension Term”), for the portion of the Premises being leased by Tenant as of the date the Extension Term is to commence, on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions as set forth below:

(a) If Tenant elects to exercise the Extension Option, then Tenant shall provide Landlord with written notice no earlier than the date which is [*] days prior to the expiration of the Original Term but no later than the date which is [*] days prior to the expiration of the Original Term. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Original Term. The Base Rent in effect at the expiration of the Original Term shall be adjusted to reflect the Prevailing Market (defined below) rate. Landlord shall advise Tenant of the new Base Rent for the Premises no later than [*] days after receipt of Tenant's written request therefor. Said request may be made prior to Tenant exercising the

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

Extension Option but shall not be made earlier than [*] days prior to the first date on which Tenant may exercise its Extension Option under this Section 41.2.

(b)If Tenant and Landlord are unable to agree on a mutually acceptable rental rate for the Extension Term not later than [*] days prior to the expiration of the initial Term, then Landlord and Tenant, within [*] days after such date, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Extension Term (collectively referred to as the "Estimates"). If the higher of such Estimates is not more than [*]% of the lower of such Estimates, then the Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not established by the exchange of Estimates, then, within [*] days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Extension Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least [*] years’ experience within the previous [*] years as a real estate appraiser working in Fremont, California, with working knowledge of current rental rates and practices. For purposes hereof, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

(c) Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two (2) Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant. If either Landlord or Tenant fails to appoint an appraiser within the [*] day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two (2) appraisers cannot agree upon which of the two (2) Estimates most closely reflects the Prevailing Market rate within [*] days after their appointment, then, within [*] days after the expiration of such [*] day period, the two (2) appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e., the arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within [*] days, the arbitrator shall make his or her determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Prevailing Market rate for the Premises. If the arbitrator believes that expert advice would materially assist him or her, he or she may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

(d) If the Prevailing Market rate has not been determined by the commencement date of the Extension Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Term until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of such Extension Term for the Premises.

(e) If Tenant is entitled to and properly exercises its Extension Option, Landlord shall prepare an amendment (the “Extension Amendment”) to reflect changes in the Base Rent, Term, Expiration Date and other appropriate terms. Tenant shall execute and return the Extension Amendment to Landlord within [*] days after Tenant’s receipt of same, but an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

(f) The Extension Option is not transferable except to a Permitted Transferee in connection with a Permitted Transfer; the parties hereto acknowledge and agree that they intend that the Extension Option shall be “personal” to Tenant and any Permitted Transferee as set forth above and that in no event will any other assignee or subtenant have any rights to exercise the Extension Option. If the Extension Option is validly exercised or if Tenant fails to validly exercise the Extension Option, Tenant shall have no further right to extend the Original Term.

(g) For purposes of this Extension Option, “Prevailing Market” shall mean the arms-length fair market annual rental rate per rentable square foot under new and extension leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and buildings comparable to the Building in the same rental market in the Fremont, California, area as of the date the Extension Term is to commence, taking into account the specific provisions of this Lease which will remain constant. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

41.3 Landlord’s Lien. Notwithstanding anything in this Lease to the contrary, Landlord agrees to waive any statutory lien Landlord may have on any of Tenant’s equipment, trade fixtures, furniture and other personal property located at the Premises; provided, however, that the foregoing waiver shall not apply to any lien obtained by Landlord pursuant to a judgment of a court of competent jurisdiction. If requested by Tenant, Landlord shall execute a subordination of Landlord’s lien on Landlord's standard form, provided that Tenant shall pay to Landlord, as additional rent hereunder, an amount equal to Landlord's costs (including, but not limited to, reasonable legal fees) incurred by Landlord in connection with such subordination. Such amount shall be due and payable upon Landlord’s written demand therefor. No such subordination shall relieve Tenant from its obligations under this Lease nor permit any public or private sale of such personal property at or from the Premises or Project.

[SIGNATURE PAGE FOLLOWS]

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Lease Reference Date set forth in the Reference Pages of this Lease.

LANDLORD:		TENANT:
BKM SOUTH BAY 240, LLC, a Delaware limited liability company		RANI THERAPEUTICS, LLC, a California limited liability company

By: BKM Management Company, L.P., its property manager

By:	/s/ William Martin	By:	/s/ Svai Sanford
Name:	William Martin	Name:	Svai Sanford
Title:	Associate Director, Asset Management	Title:	Chief Financial Officer
	Nov 1, 2023		10/27/2023
		Federal ID No:	[*]

Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted material is of the type that the Registrant treats as private or confidential. Omitted portions are indicated by [*].